UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 24, 2015, TESSCO Technologies Incorporated (the “Company”) and its primary operating subsidiaries, as borrowers, entered into a Tenth Modification Agreement (the “Tenth Modification”) with SunTrust Bank and Wells Fargo Bank, National Association, amending the Credit Agreement, and related Note, for the Company's existing $35.0 million unsecured revolving credit facility.

Pursuant to the Tenth Modification, the term of the credit facility was extended from October 1, 2016 to October 1, 2018;  the aggregate amount of cash dividend payments allowed under the credit facility to be made in any 12-month period by the Company, assuming continued compliance with the otherwise applicable terms of the Credit Agreement, was increased from $8 million to $9 million; the definitions of “Debt Service” and  “Required Lenders” were modified; and certain financial covenants applicable to the borrowers on a going forward basis were modified.    In addition, the credit facility now contains an accordion feature that permits the lenders’ aggregate committment to be increased to a maximum of $45.0 million, subject to lenders’ discretion and other customary conditions.  The discussion of the Tenth Modification as set forth in this Item 1.01 is qualified in its entirety by the actual terms and provisions of the Tenth Modification, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated fully herein by this reference.

Pursuant to the relevant documents, the financial covenants included in the Credit Agreement for the unsecured revolving credit facility are also applicable to the Company’s existing term loan with the same lenders. Accordingly, the Tenth Modification also has the effect of amending the financial covenants applicable to the term loan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit No.	Description
10.1

Tenth Modification Agreement dated as of September 24, 2015, by and among the Registrant and certain subsidiaries, as borrowers, and SunTrust Bank and Wells Fargo Bank, National Association, as lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President and Chief Executive
Officer

Dated: September 28, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1

Tenth Modification Agreement dated as of September 24, 2015, by and among the Registrant and certain subsidiaries, as borrowers, and SunTrust Bank and Wells Fargo Bank, National Association, as lenders